Exhibit 99.1

Isleworth Healthcare Acquisition Corp. Announces Upcoming Automatic Unit Separation

St. Petersburg, FL, March 25, 2021– Isleworth Healthcare Acquisition Corp. (NASDAQ: ISLEU) (the “Company”) announced today that, on March 29, 2021, the Company’s units will no longer trade, and that the Company’s common stock and redeemable warrants, which together comprise the units will commence trading separately. The common stock and warrants will be listed on the Nasdaq Capital Market and trade with the ticker symbols “ISLE” and “ISLEW”, respectively. This is a mandatory and automatic separation, and no action is required by the holders of units.

Each unit consists of one share of common stock and one-half of one redeemable warrant, with each whole warrant entitling the holder to purchase one share of common stock at a price of $11.50 per share. In the separation, unit owners will receive the number of shares of common stock underlying their units and the number of redeemable warrants underlying such units; however, no fractional warrants will be issued. Any holder of units whose ownership includes a fractional number of underlying warrants, will be issued a number of warrants that is rounded down to the nearest whole number. Accordingly, any owner of units that does not own a multiple of two units will lose one-half of a warrant upon separation.

Purchases of units that are made after market close on March 25, 2021, may not settle prior to the unit separation date and, accordingly, the number of warrants issued to such purchasers may not reflect the warrants underlying such recently purchased units.

About Isleworth Healthcare Acquisition Corp.

Isleworth Healthcare Acquisition Corp. is a blank check company organized for the purpose of effecting a merger, share exchange, asset acquisition, stock purchase, recapitalization, reorganization, or other similar business combination with one or more businesses or entities. It intends to focus on a business combination with a company in the healthcare industry. We anticipate targeting companies domiciled in North America and Europe that are developing assets in the biopharmaceutical and medical technology/medical device space which aligns with our management team’s experience in operating healthcare companies and in drug and device/technology development. We have operating expertise in managing large and high growth businesses and more specifically, in the life sciences industry. Collectively, we have built, managed, bought and sold companies or technologies all over the world. Al Weiss (Chairman, Director), former President, Worldwide Operations Walt Disney Parks and Resorts, and Bob Whitehead (CEO, Director), a long-standing pharmaceutical executive, in the United States and internationally, and in large and emerging stage companies, will lead the team. The team includes Dan Halvorson (EVP & CFO, Director), experienced public and private company executive in financial planning and operations in the life science, technology and artificial intelligence industries; Vipul Patel, MD, (Director), a pioneer in the development and utilization of robotic surgical technologies, and is connected to many emerging stage med tech and device companies; Marc Kozin, (Director), led the development of LEK’s life science strategic planning practice, and has more than 30 years of healthcare M&A experience and serves on various bioscience boards; Bob Dahl (Director), formerly Managing Director of Healthcare Investments at the Carlyle Group and was previously co-head of healthcare investment banking at Credit Suisse; and Michelle McKenna (Director), an experienced board member and she has significant experience in M&A and early stage companies, and as a C-suite executive of the NFL, she is responsible for the highly effective Covid-19 contract tracing program across the league.

Forward-Looking Statements

This press release includes forward-looking statements that involve risks and uncertainties. Forward-looking statements are statements that are not historical facts. Such forward-looking statements are subject to risks and uncertainties, which could cause actual results to differ from the forward-looking statements, including those set forth in the risk factors section of the prospectus used in connection with the Company’s initial public offering. The Company expressly disclaims any obligations or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with respect thereto or any change in events, conditions or circumstances on which any statement is based, except as required by law.

Contact:

Dan Halvorson

Executive Vice President & Chief Financial Officer and Board Member

dan@isleworthhealthcare.com